                                                                     EXHIBIT 1.1


                         FORM OF UNDERWRITING AGREEMENT


                        3,500,000 Shares of Common Stock


                        U.S. ONLINE COMMUNICATIONS, INC.


                             UNDERWRITING AGREEMENT


                                                               ___________, 1998


Barington Capital Group, L.P. and
Cruttenden Roth Incorporated
as Representatives of the several
Underwriters named in Schedule I
attached hereto
c/o Barington Capital Group, L.P.
888 Seventh Avenue
New York, New York  10019


Dear Sirs:

          The undersigned, U.S. OnLine Communications, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Barington Capital Group, L.P. and Cruttenden Roth Incorporated (collectively, the "Representatives") and the other Underwriters named in Schedule I hereto (you and the other underwriters being herein collectively called the "Underwriters") in connection with the proposed offering of certain of its securities to the public (the "Offering") as follows:

          1. Introductory. The Company proposes to issue and sell to the Underwriters 3,500,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant the Underwriters the option to purchase from it up to an additional 525,000 shares of Common Stock (the "Additional Stock") identical to the Common Stock. The Common Stock is more fully described in the Prospectus referred to below.

          2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:



                   (a) The Company has filed with the Securities and

          Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a registration statement, and may have filed one or more amendments thereto, on Form SB-2 (Registration No. 333-51781), including in such registration statement and each such amendment and related preliminary prospectus (a "Preliminary Prospectus") for the registration of (i) 3,500,000 shares of Common Stock (the "Firm Stock"), (ii) the Additional Stock, (iii) the common stock purchase options (the "Representatives' Options") referred to in
          Section 5(s), (iv) the shares of Common Stock (the "Representatives' Stock") issuable upon exercise of the Representatives' Options, (v) the shares of Common Stock (the "Bridge Stock") issued to investors in connection with the bridge financing in which Barington Capital Group, L.P. acted as placement agent, (vi) the shares of Common Stock issued to U.S. OnLine Communications L.L.C. (the "LLC Stock"), and (vii) the shares of Common Stock issuable on exercise of the warrants granted to Silicon Valley Bank and Aspen OnLine Investments, LLC, respectively (the "Warrants") (the Firm Stock, the Additional Stock, the Representatives' Options, the Representatives' Stock, the Bridge Stock, the LLC Stock and the Warrants are collectively referred to as the "Registered Securities" or the "Securities"). As used in this Agreement, the term "Registration Statement" means such registration statement, as amended, on file with the Commission at the time such registration statement becomes effective (including the prospectus, financial statements, exhibits, and all other documents filed as a part thereof), provided that such Registration Statement, at the time it becomes effective, may omit such information as is permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the General Rules and Regulations promulgated under the Act (the "Regulations"), which information ("Rule 430 Information") shall be deemed to be included in such Registration Statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Regulations; the term "Preliminary Prospectus" means each prospectus included in the Registration Statement, or any amendments thereto, before it becomes effective under the Act, the form of prospectus omitting Rule 430A Information included in the Registration Statement when it becomes effective, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Company with your consent pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" means the final prospectus included as part of the Registration Statement, except that if the prospectus relating to the securities covered by the Registration Statement in the form first filed on behalf of the Company with the Commission pursuant to Rule 424(b) of the Regulations shall differ from such final prospectus, the term "Prospectus" shall mean the prospectus as filed pursuant to Rule 424(b) from and after the date on which it shall have first been used.

                   (b) When the Registration Statement becomes effective, and at all times subsequent thereto and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in
          Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it becomes effective, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Act or the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Preliminary Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

                   (c) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of any of the Registered Securities, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                   (d) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

                   (e) The Company has no subsidiaries (as defined in the Regulations) other than as properly described in the Registration Statement. The Company and each of its subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization with full power and authority, and all necessary and material consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, declarations with, and all necessary and material filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on its business in the manner described in the Prospectus. The Company and each of its subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified does not now have and is not, based on the business and prospects of the Company described in this Prospectus, expected in the future, to have a material adverse effect on the operations, business, properties, or assets of the Company.

                   (f) As of the Closing of the sale of the Firm Stock, the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, of which __________ shares will be issued and outstanding and 1,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for, capital stock of the Company, except as described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus. As of the Closing (as hereinafter defined), there shall be outstanding no indebtedness of the Company other than (i) trade payables incurred and unpaid in the ordinary course of business consistent with past practice, (ii) capital lease obligations properly described in the Prospectus, (iii) an aggregate principal amount of indebtedness for borrowed money outstanding to a bank or other financial institution of not exceeding $7.2 million, (iv) the 10% Subordinated Promissory Note issued to U.S. OnLine Communications L.L.C., in an aggregate principal amount of $3 million, and (v) the 14% Subordinated Promissory Note issued to Aspen OnLine Investments, L.L.C., in an aggregate principal amount of $1.5 million.

                   (g) The financial statements of the Company included in the Registration Statement and the Prospectus fairly present in all material respects the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934 (the "Exchange Act")) consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company in all material respects. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants within the meaning of the Act and the Regulations. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. There has not been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as described in the Prospectus.

                   (h) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal) or investigation pending or threatened (or, to the knowledge of the Company, any basis therefor) with respect to the Company or any of its subsidiaries, or any of its operations, businesses, properties, assets or liabilities or future prospects, except as described in the Prospectus or except as individually or in the aggregate do not now have and are not reasonably expected in the future (assuming the Company or any of its subsidiaries does not effect a cure thereof) to have a material adverse effect upon the operations, business, properties, or assets of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and are not reasonably expected in the future to have a material adverse effect upon the operations, business, properties, assets, liabilities or prospects, of the Company or its subsidiaries, taken as a whole.

                   (i) Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good title to all properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages (except as may be properly described in the Prospectus). No real property owned, leased, licensed, or used by the Company or any subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts known to the Company relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or is currently expected to exist which would prevent, the continued effective ownership, leasing, licensing or use of such real property in the business of the Company or its subsidiaries as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be properly described in the Prospectus).

                   (j) The Company and its subsidiaries are not, nor to the knowledge of the Company is any other party, now or currently expected by the Company in the future to be in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company or any subsidiary, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the Company or any subsidiary, and to the Company's knowledge, the other parties thereto, and is enforceable as to the Company or any subsidiary, and to the Company's knowledge, the other parties thereto, in accordance with its terms. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all leases and licenses under which they are operating. Neither the Company nor any subsidiary is a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may reasonably be expected in the future to have a mate- rial adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or prospects of the Company or its subsidiaries, taken as a whole. Neither the Company nor any subsidiary is in violation or breach of, or in default with respect to, any term of its articles of incorporation (or other charter document) or by-laws.

                   (k) The Company or its subsidiaries own, possess or have the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intangibles") presently employed by them in connection with the businesses now operated by them or that the Company or its subsidiaries own or have pending or have licensed, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person and are in good standing, and, except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing and, to the knowledge of the Company, their rights to the foregoing are uncontested. The use of the Intangibles in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person. There is no right under any Intangible necessary to the business of the Company and its subsidiaries as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be so designated in the Prospectus. Neither the Company nor any of its subsidiaries has infringed, is infringing, or has received notice of infringement with respect to, asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company or any of its subsidiaries. To the knowledge of the Company, there is no Intangible of others which has had or may reasonably be expected to have in the future a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or prospects of the Company or its subsidiaries, taken as a whole.

                   (l) Neither the Company nor any of its subsidiaries or any of their directors, officers, agents, employees, or any other person associated with or acting on behalf of the Company or its subsidiaries has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                   (m) The Company and each of its subsidiaries has all requisite corporate power and authority to execute, deliver, and perform its obligations under each of (i) this Agreement, and (ii) the certificates evidencing the Representatives' Options (the "Representatives' Option Agreements" and, collectively with this Agreement the "Company Documents"). All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of each of the Company Documents by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and assuming due authorization, execution and delivery by the other party hereto, is enforceable as to the Company in accordance with its terms. Each of the other Company Documents has been duly authorized by the Company, and is or, when executed and delivered by the Company and the other parties hereto, will be the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with their respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of any of the Company Documents (except filings under the Act which have been or will be made before the Closing Date and such consents or approvals consisting only of consents or approvals under "blue sky" or state securities laws). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of its subsidiaries is a party, or to which any of their properties or assets are subject, is required for the execution, delivery, or performance of the Company Documents (except for those consents which have been obtained); and the execution, delivery, and performance of any of the Company Documents will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or any of its subsidiaries or to which any of their operations, businesses, properties or assets are subject.


                   (n) The Firm Stock and the Additional Stock are validly authorized and, when issued and delivered in accordance with this Agreement (and against payment therefor), will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. The Company will convey to the Underwriters good title to the Firm Stock and Additional Stock purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

                   (o) The Representatives' Stock is validly authorized and reserved for issuance and, when issued and delivered upon exercise of the Representatives' Options in accordance with the Representatives' Option Agreements, including payment of the exercise price therefor, will be validly issued, fully paid and nonassessable, without any personal liability attaching to ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. The Company will convey to the Representatives or their designees good title to the Representatives' Options and, upon exercise of the Representatives' Options, the Company will convey to the holders of the Representatives' Options good title to the Representatives' Stock purchased by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

                   (p) The Securities conform to all statements relating thereto contained in the Registration Statement or the Prospectus. The descriptions of any litigation, contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus are correct in all material respects. Any litigation documents, contract, agreement, instrument, lease, license or other documents required to be filed as an exhibit to the Registration Statement has been so filed.

                   (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money,
          (ii) entered into any transaction not in the ordinary course of business, or

          (iii) declared or paid any dividend on its capital stock.

                   (r) Neither the Company nor any of its subsidiaries or any of their officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Firm Stock or Additional Stock, as the case may be.

                   (s) The Company has delivered to you the agreement of each of its directors, officers and affiliates (as defined in the Regulations), and from each other person or entity who beneficially owned as of the effective date of the Registration Statement shares of Common Stock of the Company (each an "Original Stockholder"), an enforceable written agreement, in form and substance satisfactory to counsel for the Underwriters, that for a period of 24 months from the Closing Date such Original Stockholder will not, without your prior written consent, offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable under any outstanding stock options. Such agreements shall provide that any such Original Stockholder may sell shares of Common Stock commencing 12 months after the offering is completed in the event that the last sales price for the Common Stock on its principal exchange has been at least 200% of the initial public offering price per share hereunder for a period of 20 consecutive trading days ending within 5 days of the date of such sale, and such sale is completed at a price in excess of 200% of such initial public offering price.

                   (t) Except as may have been registered in the Registration Statement, already been exercised or waived or described in the Registration Statement and the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

                   (u) Except as set forth in the Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                   (v) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section
          517.075 of the Florida Statutes. If, at any time after the date that the Registration Statement is declared effective with the Commission or with the Florida Department of Banking and Finance (the "Florida Department"), whichever date is later, and prior to the end of the period referred to in the first clause of Section 2(b), the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, the Company will so inform the Florida Department within ninety days after such commencement of business in Cuba, and during the period referred to in Section 2(b) will inform the Florida Department within ninety days after any change occurs with respect to previously reported information.

                   (w) The Registered Securities have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

                   (x) Except as contemplated herein or as may have been waived, no person or entity has any right of first refusal, preemptive right, right to any compensation, or other similar right or option, in connection with the Offering, this Agreement, or the Representatives' Options, or any of the transactions contemplated hereby or thereby.

          3. Purchase, Sale, and Delivery of the Firm Stock and the Additional Stock. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly agree to purchase from the Company, the numbers of shares of Firm Stock set forth opposite the respective names of the Underwriters on Schedule I hereto.

                   The purchase price per share of Firm Stock to be paid by the Underwriters shall be $_____. The initial public offering price per share of Firm Stock shall be $_____.

                   Payment for the Firm Stock by the Underwriters shall be made by wire transfer in immediately available funds to the account or accounts designated by the Company by written notice to the Representatives at the offices of Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York 10019, or at such other place in the New York City Metropolitan Area as you shall determine and advise the Company by at least two full business days' notice in writing, upon delivery of the Firm Stock to you for the respective accounts of the Underwriters. Such delivery and payment shall be made at 10:00 A.M., New York City Time, on the third business day following the commencement of the initial public offering, as defined in Section 11(a) (unless such time and date is postponed in accordance with the provisions of Section 9(c)), or at such other time as shall be agreed upon between you and the Company. Such delivery and payment are herein called the "Closing," and the time and date of such delivery and payment are herein called the "Closing Date."

                   Certificates for the Firm Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                   In addition, the Company hereby grants to the Underwriters the option to purchase all or a portion of the Additional Stock as may be necessary to cover over-allotments, at the same purchase price per share to be paid by the several Underwriters to the Company for the Firm Stock as provided for in this Section 3. The Additional Stock shall be purchased by the several Underwriters from the Company as provided herein, in the same proportion as the ratio which the number of shares set forth opposite such Underwriter's name on
Schedule I hereto bears to the total number of shares of Firm Stock, subject to adjustment to avoid fractional shares. This option may be exercised only to cover over-allotments in the sale of shares of Common Stock by the several Underwriters. This option may be exercised by you on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the forty-fifth day following the effective date of the Registration Statement, by written notice by you to the Company. Such notice shall set forth the aggregate number of shares of Additional Stock as to which the option is being exercised and the time and date, as determined by you, when such shares of Additional Stock are to be delivered (such delivery herein being called an "Additional Closing," and such time and date are herein called an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the third business day after the date on which the notice of the exercise of the option shall have been given nor later than the eighth business day after the date on which such notice shall have been given.

                   Payment for the Additional Stock by the Underwriters shall be made by wire transfer in immediately available funds to the account or accounts designated by the Company by written notice to the Representatives at the offices of Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York 10019, or at such other place in the New York City Metropolitan Area as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Additional Stock to you for the respective accounts of the Underwriters.

                   Certificates for the Additional Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date with respect thereto. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.

          4. Offering. The Underwriters are to make a public offering of the Firm Stock as soon, on or after the effective date of the Registration Statement, as you deem it advisable so to do. The Firm Stock is to be initially offered to the public at the initial public offering price as provided for in
Section 3 (such price being herein called the "public offering price"). After the consummation of the initial public offering, you may from time to time trade above or below the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise.

          5. Covenants of the Company. The Company covenants that it will:

                   (a) Use its best efforts to cause the Registration Statement to become effective as promptly as possible. If the Registration Statement has become or becomes effective with a form of prospectus omitting Rule 430A Information, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

                   (b) Notify you immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

                   (c) During the time when a prospectus relating to the Firm Stock and the Additional Stock is required to be delivered hereunder or under the Act or the Regulations, comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Firm Stock or the Additional Stock, as the case may be, in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Firm Stock and the Additional Stock is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify you and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

                   (d) Deliver without charge to each of the several Underwriters such number of copies of each Preliminary Prospectus as may reasonably be requested by the Underwriters and, as soon as the Registration Statement, or any amendment thereto, becomes effective or a supplement is filed, deliver without charge to you two signed copies of the Registration Statement, including exhibits, or such amendment thereto, as the case may be, and two copies of any supplement thereto, and deliver without charge to each of the several Underwriters such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as you may request for the purposes contemplated by the Act.

                   (e) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Firm Stock and the Additional Stock for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree, in writing, that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

                   (f) Use its best efforts to keep the Prospectus and the Registration Statement current and effective by filing post-effective amendments, as necessary.

                   (g) Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than _________, 199_, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act, the Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least twelve months beginning after the effective date of the Registration Statement.

                   (h) For the period of twenty four months after the date of the Prospectus, not, without your prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company) except as provided in Section 3 and except for (i) the grant of options to purchase an aggregate of up to 1,000,000 shares of Common Stock under the Company's 1998 Non-Qualified Stock Option and Incentive Stock Option Plan (the "1998 Stock Option Plan"), which plan is properly described in the Prospectus, (ii) the issuance of Common Stock issuable upon the exercise of stock options and warrants and conversion of other convertible securities outstanding on the date hereof (and as described in the Prospectus) or subsequently issued pursuant to clause (i) hereof, (iii) the issuance of the Securities,
          (iv) the issuance of any securities in connection with any merger or acquisition approved by a majority of the independent directors of the Company, or (v) the issuance, commencing twelve months after the closing of the Offering, of shares of Common Stock to unaffiliated third parties at fair market value pursuant to a private placement approved by a majority of the independent directors of the Company.

                   (i) For a period of five years after the effective date of the Registration Statement, furnish you, without charge, the following:

                            (i) within 90 days after the end of each fiscal
                   year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of income, and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

                            (ii) as soon as practicable after they have been
                   sent to stockholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;


                            (iii) as soon as practicable, two copies of every
                   press release and every material news item and article in respect of the Company or its affairs which was released by the Company; and

                            (iv) such additional documents and information with
                   respect to the Company and its affairs and the affairs of any of its subsidiaries as you may from time to time reasonably request; provided, however, that the provision of such documentation does not violate any confidentiality agreement in effect as of the date hereof.

                   (j) Apply the net proceeds received by it from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

                   (k) Furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and its consolidated subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(f).

                   (l) File no amendment or supplement to the Registration Statement or Prospectus at any time, after the effective date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and counsel for the Underwriters shall have a reasonable period of time prior to such filing to review such filing.

                   (m) Comply with all registration, filing, and reporting requirements of the Exchange Act which may from time to time be applicable to the Company.

                   (n) Comply with all provisions of all undertakings contained in the Registration Statement.

                   (o) Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference with respect to the Company, the financial conditions, results of operations, business, properties, assets, liabilities of the Company, or this Offering, without the Representatives being given a reasonable period of time to review such press release, communication or topics to be discussed at any press conference and comment thereon.


                   (p) File timely with the Commission an appropriate form to register the Common Stock pursuant to Section 12(b) under the Exchange Act.

                   (q) File timely and accurate reports with the Commission in accordance with Rule 463 of the Regulations or any successor provision.

                   (r) Cause the application for quotation of the Registered Securities on the Nasdaq National Market to be approved prior to the Closing.

                   (s) On or prior to the Closing Date, sell to the Representatives (or their designees), individually and not as representatives of the Underwriters, the Representatives' Options to purchase an aggregate of 350,000 shares of Common Stock, which Representatives' Options shall be evidenced by the Representatives' Option Agreements, substantially in the form set forth as an exhibit to the Registration Statement.

                   (t) Until expiration of the Representatives' Options, keep reserved sufficient shares of Common Stock, for issuance upon exercise of the Representatives' Options.

                   (u) Until the expiration of three years from the Closing Date, if you, individually and not as representatives of the Underwriters, shall so request in writing, use its best efforts, including, without limitation, the solicitation of proxies, to cause two individuals selected from time to time by Barington Capital Group, L.P. to be elected as directors of the Company.

                   (v) Deliver to you, without charge, within a reasonable period after the last Additional Closing Date or the expiration of the period in which the Underwriters may exercise the over-allotment option, three bound volumes of the Registration Statement and all related materials.

                   (w) For a period of five years after the Closing Date, supply to the appropriate parties such information as may be necessary or desirable, and otherwise use its best efforts, so that the Company will be listed and will maintain its listing in the Corporation Records Service published by Standard & Poor's Corporation and that at all times during such period such listing will, at a minimum, contain the names of the Company's officers and directors, a balance sheet as of a date not more than 18 months prior to such time, and a statement of operations for either the fiscal year preceding such date or the most recent fiscal year of operations.

                   (x) Use its best efforts to maintain the quotation on the Nasdaq National Market of the Common Stock issued hereunder.

                   (y) Prior to the date the Registration Statement becomes effective, procure and maintain Director and Officer Liability Insurance in the amount no less than $_____ million with a reputable insurance carrier.

                   (z) From the Closing Date, retain a transfer agent reasonably acceptable to the Representatives. Upon the Representatives' request, the Company shall, for three years from the Closing Date, provide the Representatives with copies of the Company's daily stock transfer sheets and lists of the beneficial holders, if available, and record holders of the Company, from such transfer agent and from the Depository Trust Company, at the Company's sole cost and expense.

                   (aa) From the date the Registration Statement becomes effective and until three years from such date, the Company shall retain a public relations firm reasonably acceptable to the Representatives.

          6. Payment of Expenses. Except as otherwise provided in Section 11, the Company hereby agrees to pay all expenses (other than fees of counsel for the Underwriters, except as provided in Sections 6(c) and 6(e)) in connection with (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement, the Prospectus and the certificates and agreements representing the Securities and the printing, filing, distribution, and mailing of this Agreement, any Agreement Among Underwriters, any selected dealers agreement, any Blue Sky Surveys, and if appropriate, any Underwriter's Questionnaire and Power of Attorney, the certificates representing any of the Securities, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters in quantities as hereinabove stated, (b) the issuance, sale, transfer, and delivery of the Firm Stock and the Additional Stock, including any transfer or other taxes payable thereon, (c) the qualification of the Firm Stock and the Additional Stock under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the reasonable fees of counsel for the Underwriters and the disbursements in connection therewith,
(d) the filing fees payable to the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), and the jurisdictions in which such qualification is sought, (e) the reasonable fees and disbursements of the Underwriters relating to all filings with the NASD, (f) the application fee and fees for the quotation of the Common Stock on the Nasdaq National Market, (g) the fees and expenses of the Company's transfer agent and registrar, (h) the fees and expenses of the Company's legal counsel and accountants, (i) the fees of an investigative search firm designated by the Representatives to conduct a background check of the principals of the Company, (j) the costs (up to a maximum of $15,000) of placing "tombstone" advertisements in the national edition of The Wall Street Journal or other publication acceptable to Barington, and (k) the costs of preparing a reasonable number of transaction "bibles" or "mementos." In addition, the Company hereby agrees to pay to the Representatives a non-accountable expense allowance equal to 3% of the aggregate gross proceeds received by the Company from the sale of the Firm Stock and the Additional Stock which amounts (less $_____ previously paid to you in respect of such non-accountable expense allowance) shall be paid to you on the Closing Date (with respect to Common Stock sold by the Company on the Closing Date) and, if applicable, on any Additional Closing Date (with respect to Additional Stock sold by the Company on such Additional Closing Date).

          7. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Stock and the Additional Stock, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof and as of the Closing Date (or the Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

                   (a) The Registration Statement shall have become effective not later than 6:00 P.M., New York City Time, on the date of this Agreement or such later date and time as shall be consented to in writing by you.

                   (b) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received the favorable opinion of Graham & James LLP/Riddell William P.S., counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in form and scope satisfactory to counsel for the Underwriters, with such number of reproduced copies or signed counterparts thereof for each of the Underwriters as shall be satisfactory to the Underwriters, to the effect that:

                            (i) the Company and each of its subsidiaries is a corporation or other entity, duly organized and validly existing, and in good standing under the laws of its jurisdiction of organization with full power and authority to own, lease, license, and use its properties and assets and to conduct its or their business in the manner described in the Prospectus. The Company and each of its subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its or their business makes such qualification necessary except where the failure to be so qualified does not now have and is not reasonably expected in the future to have a material adverse effect of the operations, business, properties or assets of the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries has all necessary and material consents, authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all federal, state, local and other governmental authorities and all court and other tribunals necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have any such authorizations, approvals, orders, licenses, certificates, franchises and permits, individually or in the aggregate, have not and cannot be reasonably expected in the future to have a material adverse effect upon the operations, business, properties, or assets of the Company or its subsidiaries, taken as a whole.

                            (ii) the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which, without taking into account the shares offered pursuant hereto, 2,166,667 shares are outstanding, and 1,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding. Each outstanding share of Common Stock is duly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof and to knowledge of such counsel, has not been issued and is not owned or held in violation of any preemptive right of stockholders. To the knowledge of such counsel, except for (A) the 1,000,000 shares of Common Stock reserved for issuance upon exercise of stock options under the Company's 1998 Stock Option Plan, (B) the shares of Common Stock issuable upon exercise of the Representatives' Options, (C) the Additional Stock, (D) the 175,000 shares of Common Stock issuable upon exercise of outstanding options, warrants, rights or agreements for the purchase or acquisition from the Company of shares of Common Stock, not otherwise included in items A through C above; each of which has been described in the Prospectus, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company, or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for, capital stock of the Company or any outstanding security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company;

                        (iii) to the knowledge of such counsel, except as described in the Prospectus, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to the Company or any subsidiary, or any of their operations, business, properties, or assets which if determined adversely to the Company would, individually or in the aggregate, have a material adverse effect upon the operations, business, properties, or assets of the Company and its subsidiaries, taken as a whole. To the knowledge of such counsel, neither the Company nor any subsidiary is in violation of, or in default with respect to, any law, rule, regulation, or to the knowledge of such counsel, any order, judgment, or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and cannot reasonably be expected in the future to have a material adverse effect upon the operations, business, properties, or assets of the Company and its subsidiaries, taken as a whole, nor is the Company or any of its subsidiaries required to take any action in order to avoid any such violation or default;

                          (iv) to the knowledge of such counsel, neither the Company nor any of its subsidiaries nor any other party is now, nor is the Company, any of its subsidiaries or any other such party expected by the Company to be in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel which is material to the Company or any of its subsidiaries, and each such contract, agreement, instrument, lease, license, arrangement or understanding (in the case of parties other than the Company or any of its subsidiaries, assuming due authorization, execution and delivery by such parties) is in full force and is the legal, valid and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms;

                            (v) neither the Company nor any of its subsidiaries is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws (or other similar document);

                          (vi) the Company has all requisite corporate power and authority to execute, deliver, and perform each of the Company Documents. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of the Company Documents. Assuming due authorization, execution and delivery by each of the other parties thereto, each Company Document has been duly executed and delivered by the Company. Each Company Document is the legal, valid, and binding obligation of the Company, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is or will be enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of any of the Company Documents (except filings under the Act which have been made prior to the Closing Date and consents consisting only of consents under "blue sky" or state securities laws, as to which such counsel need not express any opinion). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel and listed as an exhibit to the Registration Statement, to which the Company or any of its subsidiaries is a party, or to which any of its or their properties or assets are subject, is required for the execution, delivery, or performance of any of the Company Documents; and the execution, delivery, and performance of the Company Documents will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel upon due inquiry, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or any of its subsidiaries, or violate, result in a breach of, or conflict with, any law, rule or regulation, or any order, judgment or decree known to such counsel upon due inquiry and binding on the Company or any of its subsidiaries or to which any of its or their operations, business, properties, or assets are subject (assuming compliance with all applicable "blue sky" or state securities laws);

                        (vii) the Firm Stock and the Additional Stock are validly authorized. Such opinion delivered at the Closing Date or any Additional Closing Date shall state that, upon payment therefor in accordance with this Agreement each share of Firm Stock or Additional Stock, as the case may be, to be delivered on that date is validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and is not issued in violation of any preemptive rights of stockholders known to such counsel, and the Company will convey to the Underwriters good and marketable title to the Firm Stock and Additional Stock purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts;

                      (viii) the Representatives' Stock has been duly and validly reserved for issuance. Such opinion delivered at the Closing Date shall state that the Representatives' Options have been duly and validly issued and delivered. The Representatives' Stock, when issued and delivered in accordance with the terms of the Representatives' Option Agreements, including payment of the exercise price therefor, will be validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and will not have been issued in violation of any preemptive rights of stockholders known to counsel; and the Company will convey to the Representatives or their designees good title to the Representatives' Options purchased by them, and, upon exercise of the Representatives' Options, the Company will convey to the holders of the Representatives' Options good and marketable title to the Representatives' Stock, in each case, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts;

                          (ix) the Common Stock and the Securities conform to all statements relating thereto contained in the Registration Statement or the Prospectus;

                            (x) to the knowledge of such counsel, the descriptions of any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus are correct in all material respects. To the knowledge of such counsel, any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement;

                          (xi) insofar as statements in the Prospectus purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized and are correct in all material respects;

                        (xii) the conditions for use of Form SB-2 have been satisfied with respect to the Registration Statement;

                      (xiii) the Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance;

                        (xiv) to the knowledge of such counsel, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, other than persons or entities which have waived such rights or whose rights have been satisfied;

                          (xv) the Registration Statement has become effective under the Act. To the knowledge of such counsel, no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened;

                        (xvi) the Registration Statement, any Rule 430A Prospectus, and the Prospectus, and any amendment or supplement thereto (other than financial statements, statistical information and other financial data and schedules contained therein, as to which such counsel need express no opinion), comply as to form in all material respects with the require- ments of the Act and the Regulations;

                      (xvii) to the knowledge of such counsel, since the effective date of the Registration Statement, no event has occurred which is required to be described in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement; and

                    (xviii) nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto (other than financial statements, statistical data and other financial data and schedules which are or should be contained therein, as to which such counsel need express no opinion), at the time it or they become effective or at the Closing Date or Additional Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Closing Date or Additional Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case other than the financial statements, and supporting schedules and notes thereto and other financial or statistical information included therein, as to which no opinion need be rendered) and such counsel does not know of any amendment to the Registration Statement required to be filed.

In rendering such opinion, counsel for the Company (A) may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (B) may rely to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such opinions, statements or certificates shall be delivered to counsel for the Underwriters.

                   (c) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received the favorable opinion of Arent, Fox, Kintner, Plotkin & Kahn, cable regulatory counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in form and scope satisfactory to counsel for the Underwriters, with such number of reproduced copies or signed counterparts thereof for the Underwriters as shall be satisfactory to the Underwriters, to the effect that:

                            (i) the statements in the Prospectus and the
                   Registration Statement under "Prospectus Summary--Operating Benefits," "Risk Factors--Government Regulation" and "Business--Government Regulation--CATV Regulatory Issues" insofar as such statements constitute summaries of matters relating to cable television regulation which are referred to therein, fairly and adequately present the information called for with respect to such legal matters and accurately summarize the matters referred to therein;

                            (ii) the discussion of cable regulatory matters set
                   forth in the Prospectus and the Registration Statement are complete and accurate in all material respects;

                            (iii) such counsel has reviewed the Registration
                   Statement, any Rule 430A Prospectus or the Prospectus or any amendment or supplement thereto at the time it or they become effective or at the Closing Date or Additional Closing Date, as the case may be, relating to the regulation of the Company in the cable television industry and such statements have been and are approved by such counsel and are accurate in all material respects and fairly present the information set forth therein; and

                         (iv) nothing has come to the attention of such counsel
                   that would lead them to believe that the Registration Statement, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto any

                   Rule 430 Prospectus, or the Prospectus, or any amendment or supplement thereto, at the time it or they become effective or at the Closing Date or Additional Closing Date, as the case may be, contained an untrue statement of a material fact with respect to the status of the Company under any federal or state cable television laws or omitted to state a material fact relating to the status of the Company under any federal or state cable television laws required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Closing Date or Additional Closing Date, as the case may be, included or includes an untrue statement of a material fact with respect to the status of the Company under any federal or state telecommunications laws or omitted or omits to state a material fact with respect to the status of the Company under any federal or state cable television laws necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and such counsel does not know of any amendment to the Registration Statement required to be filed.


In rendering such opinion, counsel for the Company (A) may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (B) may rely to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such opinions, statements or certificates shall be delivered to counsel for the Underwriters.

                   (d) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received the favorable opinion of Hunter Communications Law Group, telecommunications counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in form and scope satisfactory to counsel for the Underwriters, with such number of reproduced copies or signed counterparts thereof for the Underwriters as shall be satisfactory to the Underwriters, to the effect that:

                            (i) the statements in the Prospectus and the
                   Registration Statement under "Prospectus Summary--Operating Benefits," "Risk Factors--Government Regulation" and "Business--Government Regulation--Telephony Regulatory
                   Issues" insofar as such statements constitute summaries of legal matters referred to therein, fairly and adequately present the information called for with respect to such legal matters and accurately summarize the matters referred to therein;

                            (ii) the discussion of regulatory matters set forth
                   in the Prospectus and the Registration Statement are complete and accurate in all material respects;

                            (iii) such counsel has reviewed the Registration
                   Statement, any Rule 430A Prospectus or the Prospectus or any amendment or supplement thereto at the time it or they become effective or at the Closing Date or Additional Closing Date, as the case may be, relating to the regulation of the Company in the telecommunications industry and such statements have been and are approved by such counsel and are accurate in all material respects and fairly present the information set forth therein; and

                         (iv) nothing has come to the attention of such counsel
                   that would lead them to believe that the Registration Statement, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto any Rule 430 Prospectus, or the Prospectus, or any amendment or supplement thereto, at the time it or they become effective or at the Closing Date or Additional Closing Date, as the case may be, contained an untrue statement of a material fact with respect to the status of the Company under any federal or state telecommunications laws or omitted to state a material fact relating to the status of the Company under any federal or state telecommunications laws required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Closing Date or Additional Closing Date, as the case may be, included or includes an untrue statement of a material fact with respect to the status of the Company under any federal or state telecommunications laws or omitted or omits to state a material fact with respect to the status of the Company under any federal or state telecommunications laws necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and such counsel does not know of any amendment to the Registration Statement required to be filed.

In rendering such opinion, counsel for the Company (A) may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (B) may rely to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such opinions, statements or certificates shall be delivered to counsel for the Underwriters.

                   (e) On or prior to the Closing Date and any Additional

          Closing Date, as the case may be, the Representatives shall have been furnished such information, documents, certificates, and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in Sections 7(b) and 7(c), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

                   (f) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that the condition set forth in Section 7(a) has been satisfied, that as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

                   (g) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, you shall have received a letter from Coopers & Lybrand L.L.P., certified public accountants, dated the date of delivery, and addressed to the Underwriters, and in form and substance satisfactory to you, with reproduced copies or signed counterparts thereof for the Underwriters.

                   (h) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Firm Stock and the Additional Stock shall be satisfactory in form and substance to you and to counsel for the Underwriters, and the Underwriters shall have received from such counsel for the Underwriters a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Section 7(b), and with respect to such other related matters, as you may reasonably request.

                   (i) The National Association of Securities Dealers, Inc. upon review of the terms of the public offering of the Firm Stock and the Additional Stock, shall not have objected to the Underwriters' participation in such offering.

                   (j) Prior to or on the Closing Date, the Company shall have entered into the Representatives' Option Agreements with the Representatives.

                   (k) Prior to or on the Closing Date, the Company shall have provided to you copies of the agreements referred to in

          Section 2(s).

                   (l) The Representatives and their counsel shall have received any additional documents, instruments or certificates which they reasonably request from the Company.

          Any certificate or other document signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company hereunder to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, you may on behalf of the several Underwriters terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

          8.       Indemnification and Contribution.

                   (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its respective officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense (which shall include, for all purposes of this Section 8, but not be limited to, reasonable attorneys' fees and any and all expense incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or
          (B) in any application or other document or communication (in this Section 8 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any of the Registered Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the

          Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

                   If any action is brought against an Underwriter or any of its respective officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 8(a), except to the extent it may have been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses in connection with such defense. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have in a timely manner employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded on advice of counsel that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder, unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Firm Stock or the Additional Stock, any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

                   (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter in Section 8(a), but only with respect to
          (i) statements or omissions, if any, made in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives or their counsel expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of each Underwriter to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the underwriting discounts received by such Underwriter hereunder. For all purposes of this Agreement, the information provided in the first, third and eleventh paragraphs of the "Underwriting" section and the stabilization language on the inside front cover set forth in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application (excluding applications to the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market), as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 8(b), such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

                   (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to
          Section 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), as one entity, and the Underwriters, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per share of Firm Stock set forth on the cover page of the Prospectus represents of the initial public offering price per share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriters in the aggregate, in con- nection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriters and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). In no case shall any Underwriter be responsible for a portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share based on the number of shares underwritten by it as compared to the number of shares underwritten by all Underwriters who do not default in their obligations under this Section 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this
          Section 8(c), each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of any Underwriter shall have the same rights to contribution as such Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). In no case shall any Underwriter be liable or responsible for any amount in excess of the Underwriting discount applicable to the Firm Stock purchased by such Underwriter hereunder. Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

          9. Default by an Underwriter.

                   (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Stock or Additional Shares hereunder, and if the number of Firm Stock or Additional Shares to which the defaults of all Underwriters in the aggregate relate does not exceed 10% of the number of Firm Stock or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Stock or Additional Shares to which such defaults relate shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

                   (b) If such defaults exceed in the aggregate 10% of the number of Firm Stock or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Stock or Additional Shares, as the case may be, to which such default relates on the terms contained herein. If you do not arrange for the purchase of such Firm Stock or Additional Shares, as the case may be, within one business day after the occurrence of defaults relating to in excess of 10% of the Firm Stock or the Additional Shares, as the case may be, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase such Firm Stock or

          Additional Shares, as the case may be, on such terms. If you or the Company do not arrange for the purchase of the Firm Stock or Additional Shares, as the case may be, to which such defaults relate as provided in this Section 9(b), this Agreement may be terminated by you or by the Company without liability on the part of the Company (except that the provisions of Sections 6, 8, 9, 10, and 13 shall survive such termination) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for any damages occasioned by its default hereunder.

                   (c) If the Firm Stock or Additional Shares to which such defaults relate are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a reasonable period but not in any event more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements with respect to the Firm Stock or the Additional Shares, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been a party to this Agreement and had been allocated the number of Firm Stock and Additional Shares actually purchased by it as a result of its original commitment to purchase Firm Stock and Additional Shares and its purchase of Firm Stock or Additional Shares pursuant to this Section 9.


          10. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Firm Stock and the Additional Stock to the several Underwriters. In addition, the provisions of Sections 6, 8, 9, 10, 11, and 13 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

          11.      Effective Date of This Agreement and Termination Thereof.

                   (a) This Agreement shall become effective at 9:30 A.M., New York City Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by the Underwriters of the Firm Stock, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the shares or the time, after the Registration Statement becomes effective, when the Firm Stock are first released by you for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 11, by giving the notice indicated in
          Section 11(c) before the time this Agreement becomes effective.

                   (b) In addition to the right to terminate this Agreement pursuant to Sections 7 and 9 hereof, you shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company if any domestic or international event, act, or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the Nasdaq National Market, the American Stock Exchange, or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Firm Stock or the Additional Stock, as the case may be; or if there shall have been such change in the market for securities in general or in political, financial, or economic conditions as in your judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Firm Stock or the Additional

          Stock, as the case may be, on the terms contemplated by the Prospectus.

                   (c) If you elect to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement pursuant to Section 7, 9, or this Section 11, you shall notify the Company promptly by telephone, telex, facsimile or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement pursuant to Section 9 of this Agreement, the Company shall notify you promptly by telephone, telex, facsimile, or telegram, confirmed by letter.

                   (d) Anything in this Agreement to the contrary notwithstanding other than Section 11(e), if this Agreement shall not become effective by reason of an election pursuant to this Section 11 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Underwriters, in addition to the obligations the Company assumed pursuant to Section 6, will be to reimburse the several Underwriters for such out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Firm Stock and the Additional Stock, and the Company agrees to pay promptly upon demand the full amount thereof, to you for the account of the Underwriters less amounts previously paid to you on account for or in reimbursement of such expenses.

                   (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 6, 8, 10, and 15 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

          12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telecopied and confirmed by letter, to such Underwriter, to Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York 10019, telecopier number (212) 974-3923, Attention: Carl G. Kleidman; or if sent to the Company, shall be mailed, delivered, or telecopied and confirmed by letter, to the Company, 10300 Metric Blvd., Austin, Texas 78758, telecopier number (512) 451- 8732, Attention: Chief Executive Officer. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

          13. Parties. You represent that you are authorized to act on behalf of the several Underwriters named in Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Underwriters when the same shall have been given by you on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters and the Company and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Firm Stock or the Additional Stock), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

          14. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

           15. Consent to Jurisdiction. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service or any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 12. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company or the Underwriters, as the case may be, shall appear or answer such summons, complaint or other process.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,

                                U.S. ONLINE COMMUNICATIONS, INC.



                                By:____________________________
                                     Name:  Robert G. Solomon
                                     Title: Chief Executive Officer


Accepted as of the date first above written.
New York, New York

BARINGTON CAPITAL GROUP, L.P.
By: LNA CAPITAL CORP.,
    General Partner


By:____________________________________
   Name:  Carl G. Kleidman
   Title: Managing Director
           Investment Banking

CRUTTENDEN ROTH INCORPORATED


By:____________________________________
   Name:
   Title:

                                   SCHEDULE I


                                                             Number of
                                                             Shares to
                                                             be
Name of Underwriter                                          Purchased
-------------------                                          ---------
Barington Capital Group, L.P.............................
Cruttenden Roth Incorporated.............................

TOTAL....................................................    3,500,000
                                                             =========